Exhibit 10.9

Wenzhou Longwan art school entrusts Shanghai Golden Sun Education Group

School management agreement

Client (Party A): Wenzhou Longwan art school

Legal representative: ye Yunhe ID card No.:

Entrusted party (Party B): Shanghai Golden Sun Education Group Co., Ltd

Legal representative: ID No. of Weng Xueyuan

Party C: Weng Xueyuan ID card No.

The entrusting party is Wenzhou Longwan District art school, hereinafter referred to as Party A; the entrusted party is Shanghai Golden Sun Education Group Co., Ltd., hereinafter referred to as Party B; according to the contract law of the people’s Republic of China and relevant laws and regulations and the resolution of the board of directors of Longwan District art school on April 27, 2015, through equal consultation among Party A, Party B and Party C, Shanghai Golden Sun Education Group Co., Ltd. is entrusted to Longwan District art school The following agreement has been reached on the school management of Yu Group Co., Ltd

Article 1 basic principles for the management of entrusted schools

1. During the period of entrusted management, separate the ownership of the school from the management of the school. Party A owns the existing intellectual property rights, land use rights, real estate and other property rights of the school (the original land ownership relationship between Party A’s shareholders remains unchanged), and Party B is entrusted to use the above assets to carry out school running activities.

2. During the period of entrusted school management, Party B shall implement the school running behavior in accordance with the national education laws, regulations and policies, exercise the right to run the school independently under the supervision of Longwan District Education Bureau, and enjoy all legal rights and interests of the school

3. During the period of entrusted school management, Party A shall not participate in the school management and shall not interfere with Party B’s school running decisions. Party B may, according to the needs of the school development and with the approval of the competent department, expand the school scale, change the school type, change the name of the school and other related matters.

4. During the period of entrusted school management, Party B shall not use all the assets, school running right and charging right of the school for financing loan and guarantee.

Article 2 time limit of entrusted school management

The time limit of the entrusted school management agreement is 8 years, from September 1, 2015 to August 31, 2023. Considering the particularity and continuity of education and teaching work, it will be renewed for another 7 years according to the specified procedures, from September 1, 2023 to August 31, 2030.

Article 3 entrusted school management

1. During the period of entrusted school management, Party A shall entrust Party B with the right to run and manage the school. Party A shall supervise and urge Party B to implement the national educational policies and policies.

2. In order to facilitate the development of school running activities, Party A’s existing school running license, registration certificate of private institutions, housing construction certificate, fire certificate and other qualification certificates and documents required for school running shall be handed over to Party B for management.

3. Before August 20, 2015, Party A shall register the existing buildings, school facilities and equipment (including office supplies) and hand them over to Party B for use and management.

Article 4 agreement on school management fee and fixed income of shareholders

1. During the period of entrusted management, all income (including national policy incentive funds) of the school shall be controlled by Party B. after deducting the annual return of fixed school running income to Party A’s shareholders, the remaining part will be the entrusted management fee paid by Party A to Party B. According to the evaluation report issued by Wenzhou Zhongyuan accounting firm and agreed by both parties, the amount of return of shareholders’ fixed school running income enjoyed by Party A is as follows:

From September 1, 2015 to August 31, 2016, it is RMB 1.6 million (due to no enrollment in autumn 2015, the fixed school running income of half a year from September 1, 2015 to February 28, 2016 will be exempted).

From September 1, 2016 to August 31, 2018, it is RMB 1.6 million per year; from September 1, 2018 to August 31, 2021, it is RMB 2.0 million per year; from September 1, 2021 to August 31, 2023, it is RMB 2.2 million only.

2. Party B shall pay 50% of the fixed school running income to Party A before March 31 and September 30 of each year. If the balance of Party B’s school running is insufficient to pay the fixed income of shareholders, the insufficient part shall be borne by Party B,

3. In case of natural damage and depreciation loss caused by the normal use of the existing real estate, fixed facilities and school running equipment, Party B shall not be liable for compensation. If it is confirmed that it can not be used again, it shall make registration and hand it over to Party A, and handle the scrapping procedures in accordance with relevant regulations. Party B shall be responsible for all the expenses arising from the renovation and renovation of the school premises.

4. After the formal agreement is signed, Party C promises to invest RMB 12 million from the date of signing the formal agreement to September 30, 2016 to improve the school running conditions, renovate the school buildings and update teaching equipment. The specific investment plan is reported to the accounting department of Longwan District Education Bureau for filing. Party C remits RMB 1 million to the account designated by the financial department of Longwan District as the investment guarantee for the entrusted school management When the investment amount reaches 10 million yuan, the investment deposit of 1 million yuan can be used to offset the investment funds. If Party C has invested less than 10 million yuan from the date of signing the formal agreement to September 30, 2016, it will be deemed that Party B and Party C have breached the contract. At the same time, Party C deposited RMB 300000 yuan into the designated account as the security deposit for school running risk during the period of entrusted management In case of school running accident, the education department shall decide to use the fund. If Party B terminates the school, the principal and interest of the money shall be returned to Party C. within 5 days after the formal agreement is signed, Party C must remit RMB 1.3 million to the corresponding designated account, otherwise it will be deemed that Party B and Party C have violated the agreement, and Party A has the right to terminate the agreement, and the losses caused shall be borne by Party B and Party C.

Article 5 liquidation and disposal of assets

1. Before the signing of the agreement on entrusted school management, Party A shall entrust a third party to settle the school’s financial affairs, and the balance shall be owned by Party A.

2. Prior to the signing of the entrusted school management agreement, Party A shall register the school running qualification and teaching facilities (including all existing fixed teaching facilities and mobile equipment) involved in this agreement, confirm that the fixed assets that can not be used can be scrapped according to the specified procedures, and after signing the agreement, both parties shall complete the handover and handover according to the relevant procedures. 3. During the period of entrusted school management, Party B can decorate the school building according to actual needs without affecting the quality and safety of the house. In case of irresistible natural disasters and other damages (including dangerous buildings), Party B shall inform Party A in time, and Party A shall be responsible for repair and reinforcement.

4. At the end of the entrusted school management, Party B has the right to dispose of the movable part of the assets such as facilities and equipment invested by Party B and Party C during the period of entrusted school management, and the remaining assets shall remain the same and belong to Party A.

Article 6 other matters

1. Party A shall ensure the continuous use of school running qualification, fire control qualification and school building safety qualification. During the period of entrusted school management, Party B shall independently bear the risk of school running and management.

2. The existing teaching staff shall be arranged by Party B according to the actual needs of the school. Party A shall be responsible for the financial burden of the surplus staff involved in policy treatment. The school starts in the autumn of 2015. Party B is responsible for the management of senior two and senior three students, and completes their studies in accordance with the national curriculum and teaching plan. The income of students’ tuition and miscellaneous expenses belongs to Party B as the school running expenses, regardless of profit or loss. Party A shall be responsible for the implementation of some students’ status, and Party B shall assist in solving the problem.

3. During the period of entrusted school management, all shareholders and immediate family members of Party A will not arrange school work in principle, and their social security and provident fund fees will be paid to August 31, 2015. If the social security relationship remains in the school, the expenses shall be borne by the insured.

4. Prior to the signing of the agreement on the entrusted school management, the creditor’s rights, debts and other legal liabilities of the school shall be borne by Party A. During the period of entrusted school management, the creditor’s rights and debts, safety accident liability and other legal liabilities of the school shall be borne by Party B.

5. During the period of entrusted school management, the state, provincial, municipal and district policy funds enjoyed by the school shall be controlled by Party B as a whole; Party B shall keep the original relationship with the use of school gate, playground, public land and other places between Party B and Wen No.25 middle school, and the specific matters shall be determined separately.

6. During the period of entrusted school management, Party A’s shareholders shall be responsible for the problems left over by Party A’s history and economic disputes among shareholders, which shall not affect Party B’s school running behavior and the normal teaching order of the school.

7. During the period of entrusted school management, matters related to the re combination or transfer of Party A’s original shares must be collectively discussed by the board of directors of Party A, and a resolution shall be formed. Under the same conditions, Party B has the priority of transfer, and relevant materials shall be submitted to the education department for filing.

8. During the period of entrusted school management, Party B shall not sublease all the school property to a third party or change the school running function without authorization.

9. Before signing the agreement on entrusted school management, all members of the board of directors (shareholders) of Party A shall discuss all terms of the agreement on entrusted school management and form a resolution of the board of directors, which shall be submitted to the District Education Bureau for record.

Article 7 liability for breach of contract

1. If Party C’s investment is less than 10 million yuan from the date of signing the formal agreement to September 30, 2016, it will be deemed that Party B and Party C have breached the contract, and Party C shall pay Party A a a penalty equivalent to 2 times of Party A’s fixed school running income in the current year (3.2 million yuan).

2. During the period of entrusted school management, if Party A fails to run the school normally due to Party A’s violation of the provisions of this agreement, Party B shall have the right to terminate the contract and require Party A to bear the liability for breach of contract and compensate for the loss. If the specific loss can be determined, Party A shall pay Party B a penalty equivalent to three times of the fixed school running income of the current year.

3. During the period of entrusted school management, if Party B unilaterally rescinds the contract, it shall pay Party A liquidated damages equivalent to three times of the fixed school running income of the current year.

4. If Party B fails to pay the fixed school running income on schedule during the period of entrusted school management, it shall pay Party A 10% overdue fine for breach of contract.

5. If Party B has serious violation of national education laws and regulations or major education and teaching safety liability accidents during the period of entrusted school management, Party A has the right to terminate the agreement according to the opinions of the education department.

6. During the period of entrusted school management, Party B and Party C shall not have any external debt relationship in the name of Party A. If Party B and Party C fail to pay off the debts in time, causing Party A to pay in advance, Party A will recover from Party B and Party C twice the amount of advance payment.

Article 8. Entry into force of the agreement

1. This Agreement shall come into force on the date of signing and sealing by Party A, Party B and Party C.

2. After the agreement on entrusted school management comes into effect, if the school needs Party A to provide relevant written materials in accordance with the law, Party A shall cooperate unconditionally.

3. After the expiration of the entrustment period of this agreement, if Party A is not willing to continue to entrust Party B for management, it shall notify Party B in writing one year before the expiration of the entrusted school management period; if Party B is not willing to continue to be entrusted, it shall also notify Party a in writing one year before the expiration of the entrusted school management period.

4. This Agreement shall be legally binding upon its signing and taking effect, and neither party shall change or rescind it at will. If this agreement needs to be changed or cancelled, a supplementary written agreement shall be reached by both parties through consultation. The supplementary agreement has the same effect as this agreement.

This Agreement shall be interpreted by Longwan District Education Bureau.

This agreement is made in quadruplicate, with each party holding one copy and Longwan District Education Bureau filing one copy.

Party A: (signature)	Party B: (signature)	Party C: (signature)

/s/ Ye Yunhe	/s/ Weng Xueyuan	Weng Xueyuan

Seal	seal	seal

August 19, 2015	August 19, 2015	August 19, 2015

Supplementary agreement to Agreement of Wenzhou Longwan District art school entrusting Shanghai Golden Sun education group to run a school

This supplementary agreement is signed by the following parties in the conference room on the second floor of Chongwen middle school on March 1, 2021:

Client (Party A): Chongwen middle school, Longwan District, Wenzhou City (formerly "Wenzhou Longwan District art school") Legal representative: Weng Xueyuan Trustee (Party B): Shanghai Golden Sun Education Group Co., Ltd Authorized representative: Weng Xueyuan Party C: Weng Xueyuan ID No.: 330328196506244616

1. On August 9, 2015, all parties signed the "agreement on school running management of Wenzhou Longwan District art school entrusting Shanghai Golden Sun Education Group Co., Ltd." ("agreement on school running management"), which stipulates that Wenzhou Longwan District art school entrusts Shanghai Golden Sun Education Group Co., Ltd. to engage in school running management; during the period of entrusted management, the school shall pay the sponsor annual compensation with its balance of school running income The agreement is valid until August 31, 2023. After the expiration of the agreement, the parties negotiate to renew the agreement for another seven years.

2. In November 2016, the Standing Committee of the National People's Congress revised the law of the people's Republic of China on the promotion of civil run education. The revised law came into effect on September 1, 2017. According to the new law, "the organizers of non-profit private schools shall not obtain school running income, and the balance of school running shall be used for school running".

Therefore, in accordance with the provisions of Chinese law, all parties have made the following amendments to the school management agreement:

1、 The first point of Article 4 of the "agreement on the administration of running a school" is amended as: "during the period of entrusted administration, all the income of the school (including the national policy incentive funds) shall be controlled by Party B as a whole, and the sponsor shall not obtain the income from running a school. The income from running the school is used for running the school, including daily expenses for running the school (including but not limited to equipment renewal, house renovation and school decoration, payment of staff salaries, etc.) and payment of entrusted management fee to Party B. the balance of daily expenses for running the school is the entrusted management fee paid by Party A to Party B. "

2、 Delete the second point of Article 4 of the agreement on school management.

3、 The serial numbers of points 3 and 4 in Article 4 of the school management agreement are adjusted to points 2 and 3 accordingly.

4、 The contents not amended in this supplementary agreement shall still apply to the agreement on school management.

5、 This supplementary agreement is made in quadruplicate, one for each party and one for Longwan District Education Bureau.

[There is no text below,For the signing part of the agreement]

Party A: Chongwen middle school, Longwan District, Wenzhou City (seal)

Legal representative or authorized representative (signature)

Party B: Shanghai Golden Sun Education Group Co., Ltd. (seal)

Authorized representative (signature)

Party C (signature)___________________________________

Weng Xueyuan